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Exhibit 23.2

Consent of Independent Certified Public Accountant

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 for Western Sierra Bancorp of our report dated January 31, 2003 (except for Note 19, as to which the date is March 13, 2003) appearing in the Annual Report on Form 10-K of Western Sierra Bancorp for the year ended December 31, 2002.

        We further consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ PERRY-SMITH LLP

Sacramento, California
October 17, 2003

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  Exhibit 23.2